EXHIBIT 99.1

FOR RELEASE November 7, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel Receives Purchase Order for InTouch Sensors

Initial Commercial Run of UniPixel’s InTouch Sensors Powered by Kodak to be Shipped in Current Quarter

THE WOODLANDS, Texas — November 7, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, has received its first purchase order from their lead PC OEM partner for its revolutionary InTouch Sensors™, a pro-cap, multi-touch screen solution designed for smartphones, tablets, notebooks, all-in-one devices and large screens.

UniPixel has accepted the order under the preferred price and capacity license agreement between the PC OEM and UniPixel as previously announced in December of 2012. UniPixel expects to ship an initial commercial run of InTouch Sensors in the fourth quarter of 2013.

“Our first InTouch Sensors order marks another major milestone in the successful global market introduction of our InTouch sensor technology,” said UniPixel President and CEO Reed Killion. “Over the last several months we’ve been working diligently with Kodak, our licensees and manufacturing partners to qualify our front end and back end processes to ensure we meet customer expectations. We continue to make significant progress with Kodak and other partners in product design, prototyping, capacity build out and qualifying our production processes.

“The multi-million dollar milestone payment UniPixel received under its preferred price and capacity license agreement has helped fund the build-out of InTouch Sensor production lines and allowed us to leverage our PC OEM’s world-class resources around supply chain management, operations, engineering and production core competencies.”

InTouch Sensors offer the unique advantages of metal mesh touch-sensors based on an additive, roll-to-roll, flexible electronics process as compared to the traditional subtractive ITO-based and subtractive ITO replacement-based touch-sensor solutions. These advantages include higher touch sensitivity, improved touch distinction, better durability, significantly higher conductivity, extensibility to a greater number of sizes and form factors, and faster sensing speeds.

The UniBoss additive manufacturing process is more efficient and sustainable, promising lower production costs contrasted with standard ITO-based touch technology due to lower material costs, fewer steps in the manufacturing process and a more simplified supply chain.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with line widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™, InTouch Sensors™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com